UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2009

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33253	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC 29456
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (843) 574-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into A Material Definitive Agreement.

On July 2, 2009, Force Protection, Inc. (“Force Protection”) was awarded through its wholly-owned subsidiary, Force Protection Industries, Inc., a contract modification under its contract M67854-07-D-5031 with the U.S. Marine Corps Systems Command for the provision of the Phase 2 installation of redesigned TAK-4 independent suspension kits for Cougar Mine Resistant Ambush Protected (“MRAP”) vehicles.  The total consideration under this contract modification is approximately $59 million, of which $56 million relates to the independent suspension kits. The contract modification is subject to definitization.  The work will be performed by both Force Protection and Oshkosh Corporation, pursuant to that certain teaming agreement dated April 7, 2009.  The award was made pursuant to a contract between Force Protection Industries, Inc. and U.S. Marine Corps dated January 25, 2007 for the testing, production and sustainability for its MRAP vehicle program.

Item 8.01.     Other Events.

Additionally, on June 16, 2009, Force Protection was awarded through its wholly-owned subsidiary, Force Protection Industries, Inc.,  a contract modification under its contract M67854-07-D-5031 with the U.S. Marine Corps Systems Command the provision of the Phase 1 installation of redesigned TAK-4 independent suspension kits for Cougar MRAPs.   The total consideration under this contract modification is approximately $21.4 million, which is subject to definitization.  This contract modification will also be performed pursuant to the teaming agreement with OshKosh Corporation.  This contract modification and the contract modification described in Item 1.01 of this Form 8-K increase the contract value by approximately $77 million for the installation of independent suspension kits on 1,317 Cougar MRAPs. These contract modifications, along with the contract modification for the hardware awarded to Force Protection on April 8, 2009, bring the current aggregate amount awarded for this independent suspension upgrade program to approximately $235.5 million under the contract M67854-07-D-5031 with the U.S. Marine Corps dated January 25, 2007.

On July 9, 2009, Force Protection issued a corrective press release announcing the July 2, 2009 and June 16, 2009 contract modifications from the U.S. Marine Corps Systems Command, to correct the initial press release issued on July 6, 2009.   The corrective press release states that the total amount of the award was $77 million, rather than the previously reported $70 million.  A copy of the corrective press release issued on July 9, 2009 is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K contains forward looking statements that are not historical facts, including statements about our beliefs and expectations. These statements are based on beliefs and assumptions of Force Protection’s management, and on information currently available to management. These forward looking statements include, among other things: the growth and demand for Force Protection’s vehicles, service, support and training, including the Tactical Support Vehicle, the ForceArmor™ kits and other vehicles; the rate at which Force Protection will be able to produce and deliver these products and provide services and support; Force Protection’s ability to develop new technologies and products, and the effectiveness of these technologies and products; Force Protection’s execution of its business strategy and strategic transformation, Force Protection’s increased ability to serve its customers abroad; and Force Protection’s expected financial and operating results, including its revenues and cash flow, for future periods. Forward-looking statements speak only as of the date they are made, and Force Protection undertakes no obligation to update any of them publicly in light of new information or future events. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Examples of these factors include, but are not limited to, the ability to fulfill the above orders on a timely basis, the ability of the subcontractor to perform, the ability to effectively manage the risks in Force

Protection’s business; the ability to develop new technologies and products and the acceptance of these technologies and products; the ability to obtain new orders for its vehicles and products; Force Protection’s ability to identify and remedy its internal control weaknesses and deficiencies, and other risk factors and cautionary statements listed in Force Protection’s periodic reports filed with the Securities and Exchange Commission, including the risks set forth in Force Protection’s Annual Report on Form 10-K for the year ended December 31, 2008, as updated in the Quarterly Report on Form 10-Q for the period ended March 31, 2009.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

99.1	Press Release entitled “Force Protection, Inc. Amends Award Announcement for $77 Million of Contract to Install Cougar Independent Suspension Upgrade Kits”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: July 9, 2009

/s/ Lenna Ruth Macdonald
(Signature)
Name:Lenna Ruth Macdonald
Title: Chief Strategy Officer, General Counsel and Secretary

EXHIBIT LIST

Exhibit	Description

99.1	Press Release entitled “Force Protection, Inc. Amends Award Announcement for $77 Million of Contract to Install Cougar Independent Suspension Upgrade Kits”